THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED FOR SALE OR SOLD ONLY IF REGISTERED UNDER THE PROVISIONS OF SUCH ACT OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.


                          SUBORDINATED PROMISSORY NOTE

$2,000,000.00                                                     March 12, 1993


     FOR VALUE RECEIVED, the undersigned, Packaging Resources Incorporated, a Delaware corporation ("Debtor"), hereby promises to pay to the order of Bemis Company, Inc. ("Creditor") the principal amount of Two Million Dollars ($2,000,000.00) (the "Principal"), together with interest thereon (the "Interest") as provided below.

     1. PAYMENT OF PRINCIPAL. Principal shall mature and be payable in installments as follows:

               Date of Payment             Amount of Payment
               ---------------             -----------------
               September 12,1994               $250,000
               March 12,1995                   $250,000
               September 12,1995               $300,000
               March 12,1996                   $300,000
               September 12,1996               $450,000
               March 12, 1997                  $450,000

     2. PAYMENT OF INTEREST. Interest accrued on this Note shall be payable monthly on the 12th day of each month of each year, commencing in April, 1993, and at maturity. Interest shall accrue from the date hereof on the Principal from time to time outstanding on this Note at a rate per annum equal to the reference rate of Bank of America, N.A., in effect from time to time plus three quarters of one percent (3/4%). Interest shall be computed on the basis of a 360-day year, 30-day month for the actual number of days elapsed. The interest rate shall be adjusted automatically on and as of the effective date of any change in the reference rate of Bank of America, N.A.

     3. FORM AND PLACE OF PAYMENT. Payments on this Note shall be in lawful money of the United States of America that, at the time of payment, is legal tender for public and private debts. All payments of Principal and Interest shall be made to Creditor at the address set forth in Section 10 hereof or at such other place as it may from time to time designate.

     4. PREPAYMENT. This Note may be prepaid in whole or in part at any time or from time to time without penalty; PROVIDED, HOWEVER, that any prepayments received shall be applied first to the then accrued Interest and thereafter to installments of Principal due under Section 1 hereof in inverse order of their maturity.

     5. EVENTS OF DEFAULT. (a) Any of the following events shall constitute an Event of Default hereunder:

                 (i) If Debtor shall fail to make any payment of Principal or Interest on this Note when and as the same shall become due and payable and such failure shall continue for a period of five (5) days; or

                (ii) If Debtor shall (A) apply for or consent to the appointment of a receiver, trustee or liquidator for all or a substantial part of its assets, (B) admit in writing its inability to pay debts as they mature or cease paying a substantial portion of its debts as they mature, (C) make a general assignment for the benefit of creditors, (D) be adjudicated as bankrupt or insolvent or (E) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against Debtor in any bankruptcy, reorganization or insolvency proceeding, or take any corporate or other action for the purpose of effecting any of the foregoing; or

               (iii) If an order for relief shall be entered in any Federal bankruptcy proceeding in which Debtor is the debtor; or bankruptcy, receivership, insolvency, reorganization, relief, dissolution, liquidation or other similar proceeding shall be instituted by or against Debtor or all or a substantial part of the assets of Debtor under the Federal Bankruptcy Code or any bankruptcy or insolvency law of any state of competent jurisdiction, unless such proceedings are dismissed within 30 days after they are instituted; or

                (iv) If an order, judgment or decree shall be entered, without the application, approval or consent of Debtor, by any court of competent jurisdiction approving a petition seeking reorganization of Debtor or appointing a receiver, trustee or liquidator for Debtor or for all or a substantial part of the assets of Debtor and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days.

          (b) If an Event of Default shall occur and be continuing, the holder hereof may, at its option, by written notice or notices to Debtor, declare the entire remaining unpaid balance of this Note to be due and payable, whereupon the same shall forthwith mature and become immediately due and payable, together with all Interest accrued thereon; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default described in
Section 5(a)(ii), 5(a)(iii) or 5(a)(iv) hereof, this Note shall be automatically accelerated without notice to Debtor or action of any kind by the holder hereof.

     6. OTHER REMEDIES. In case any one or more Events of Default shall occur and be continuing, the holder hereof may, in addition to the remedy provided in the preceding section and any other remedies it may have, proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Note or for an injunction against a violation of any of the terms hereof or in aid of the exercise of any power granted hereby.

     7. SUBORDINATION. Debtor covenants and agrees, and by the acceptance hereof, Creditor and any holder of this Note covenant and agree, that this Note and the payment of Principal and Interest shall be subordinate and junior in right of payment to all indebtedness of Debtor to any bank, insurance company or other financial institution for money borrowed, whether now existing or hereafter incurred ("Senior Debt"), to the following extent:

          (a) In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of Debtor, whether or not involving insolvency or bankruptcy, all principal, premium, if any, and interest on all Senior Debt shall first be paid in full, or such payment be provided, before any payment on account of Principal or Interest is made upon this Note and in any such proceedings any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in respect of this Note shall be paid or delivered directly to the holders of Senior Debt for application in payment thereof, unless and until all principal, premium, if any, and interest on all Senior Debt shall have been paid and satisfied in full, or such payment and satisfaction shall have been provided for;

          (b) No payment on account of Principal or Interest shall be made upon this Note if (under circumstances when the provisions of the foregoing clause
(a) shall not be applicable) any default in the payment of principal or interest on any Senior Debt shall have occurred and be continuing, and any payment in violation hereof shall be held in trust for the holders of Senior Debt; and

          (c) No prepayment on account of Principal or Interest on this Note shall be made, either in whole or in part (other than regular installments of Principal and Interest in accordance with the terms hereof), if at the time of such prepayment any Senior Debt shall be outstanding.

     Subject to the payment in full of all Senior Debt, the holder of this Note shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of Debtor made thereon until the Principal and Interest on this Note shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities to which the holder of this Note would be entitled except for the subordination provisions of this Note, and no payment to the holders of Senior Debt by the holder of this Note as between Debtor, its creditors (other than the holders of Senior Debt) and the holder of this Note, shall be deemed to be a payment by Debtor to or on account of Senior Debt.

     The foregoing provisions are solely for the purpose of defining the relative rights of the holders of Senior Debt on the one hand, and the holder of this Note on the other hand, and nothing herein shall impair, as between the Debtor and the holder of this Note, the obligation of the Debtor, which is unconditional and absolute, to pay to the holder of this Note the Principal and Interest hereon in accordance with its terms, nor shall anything herein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default hereunder, subject to the right, if any, of the holders of Senior Debt to receive cash, property or securities otherwise payable or deliverable to the holder of this Note; provided, however, that if an Event of Default shall occur and be continuing, the holder of this Note shall not, during the period of 180 days following the occurrence of such Event of Default, exercise any of the remedies with respect to this Note set forth herein or that otherwise may be available to the holder of this Note, either at law or in equity, unless a holder of Senior Debt commences legal proceedings against Debtor or unless the payment of any Senior Debt is accelerated during such period of 180 days.

     8. This Note and the payment of Principal and Interest shall be pari passu in right of payment with the principal of, premium, if any, and interest on Debtor's Senior Subordinated Notes Due 1996 issued pursuant to that certain Indenture dated October 28, 1986 as amended and supplemented to the date hereof.

     9. WAIVER. Debtor, for itself and its legal representatives, successors and assigns, expressly waives presentment, protest, notice of dishonor, notice of protest, diligence in collection and the benefit of any exemption under any insolvency laws.

     10. NOTICES. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered or mailed, certified or registered mail with postage prepaid, addressed as follows:

          If to Creditor:

               Bemis Company, Inc.
               222 South Ninth Street Suite 2300
               Minneapolis, MN 55402
               Attn: Chief Executive Officer

               If to Debtor:

                    Packaging Resources Incorporated
                    717 Forest Avenue
                    Lake Forest, IL 60045
                    Attn: President and Chief Executive Officer

     11. GOVERNING LAW AND CONSTRUCTION. This Note shall be governed by, construed and enforced in accordance with the laws of the State of Illinois. The captions utilized herein are for the convenience of the parties only and shall not affect the construction or interpretation hereof.


     IN WITNESS WHEREOF, Debtor has caused this Note to be duly executed and delivered in its corporate name by a duly authorized officer as of the date first written above.

                         Packaging Resources Incorporated



                         By:   /S/ H.P. HOEPER
                            -----------------------------------
                         Title: President and Chief Executive Officer
                               --------------------------------------

                               FIRST AMENDMENT TO
                          SUBORDINATED PROMISSORY NOTE

     This First Amendment to Subordinated Promissory Note dated and effective as of March 12, 1995 ("First Amendment") amends Paragraphs one (1) and two (2) of that Subordinated Promissory Note (the "Note") dated March 12, 1993 in the amount of Two Million Dollars ($2,000,000) executed by Packaging Resources Incorporated ("Debtor") payable to Bemis Company, Inc. ("Creditor"). Paragraphs one (1) and two (2) are amended to read as follows:

     Paragraph 1.   PAYMENT OF PRINCIPAL.  Payments made to date are:

               Date of Payment                 Amount of Payment
               ---------------                 -----------------
               September 12, 1994                 $250,000

     Principal shall mature and be payable in installments as follows:

               Date of Payment                 Amount of Payment
               ---------------                 -----------------
               September 12, 1995                 $250,000
               March 12, 1996                     $250,000
               September 12, 1996                 $300,000
               March 12, 1997                     $250,000
               July 12, 1997                      $700,000

     Paragraph 2.   PAYMENT OF INTEREST.  Interest accrued on this Note shall be payable monthly on the twelfth (12th) day of each month of each year, commencing April, 1993, and at maturity. Interest shall accrue from March 12, 1995 on the Principal from time to time outstanding on this Note at a rate per annum equal to the reference rate of Bank of America, N.A., in effect from time to time plus two percent (2%). Interest shall be computed on the basis of a 360-day year, 30-day month for the actual number of days elapsed. The interest rate shall be adjusted automatically on and as of the effective date of any change in the reference rate of Bank of America, N.A.

     In all other respects the Note shall remain as drafted and executed.

PACKAGING RESOURCES INCORPORATED
(Debtor)


By:   /s/ H.P. Hoeper
   -----------------------------
Title: President and Chief Executive Officer



BEMIS COMPANY, INC.
(Creditor)


By:   /s/ LeRoy F. Bazany
   -----------------------------
      LeRoy F. Bazany
Title: Vice President and Controller


                                       -2-